                                                                     EXHIBIT 4.5


                                                              FINANCIAL GUARANTY
                                                                INSURANCE POLICY



Trust:  Olympic Automobile Receivables Trust, 1996-C       Policy No.:  50503B-N
Certificates:  $64,597,000 6.85% Automobile                    Date of Issuance:
               Receivables-Backed Certificates, Class A                  9/12/96

     FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the Trustee for the benefit of each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment of Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

     For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

     Payment of any amount required to be paid under this Policy will be made following receipt by Financial Security of notice as described in Endorsement No. 1 hereto.

     Financial Security shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by Financial Security hereunder.

     Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the holder of the Certificate. "Trustee", "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

     This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This Policy may not be canceled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of Financial Security. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                                     FINANCIAL SECURITY ASSURANCE INC.



                                     BY   /s/ Roger K. Taylor
                                       --------------------------------
                                             AUTHORIZED OFFICER


A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y. 10022-6022                        (212) 826-0100
Form 101NY(5/89)

                                ENDORSEMENT NO. 1


FINANCIAL SECURITY                                          350 Park Avenue
ASSURANCE INC.                                          New York, New York 10022

TRUST:         Olympic Automobile Receivables Trust, 1996-C

CERTIFICATES:  $64,597,000 6.85% Automobile Receivables-Backed Certificates,
               Class A

Policy No.:    50503B-N
Date of Issuance:   September 12, 1996

     1. DEFINITIONS. For all purposes of this Policy, the terms specified below shall have the meanings of constructions below. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Sale and Servicing Agreement, dated as of September 1, 1996 by and among the Trust, Olympic Receivables Finance Corp., as Seller, Olympic Financial Ltd., in its individual capacity and as Servicer, and Norwest Bank Minnesota, National Association, as Backup Servicer (as amended from time to time in accordance with its terms, the "Sale and Servicing Agreement"), unless the context shall otherwise require.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in the City of New York or Minneapolis, Minnesota or any other location of any successor Servicer, successor Owner Trustee, successor Indenture Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

     "GUARANTEED DISTRIBUTIONS" means, as to each Distribution Date, the distribution to be made to Holders of the Certificates during the Term of this Policy in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Trust Agreement except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Certificateholders' Interest Distributable Amount and (ii) the Certificateholders' Principal Distributable Amount. Guaranteed Distributions shall not include (x) any portion of a Certificateholders' Interest Distributable Amount due to Holders because a notice and certificate in proper form as required by paragraph 2 hereof was not timely Received by Financial Security, (y) any portion of a Certificateholders' Interest Distributable Amount due to Holders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Certificateholders' Interest Carryover Shortfall pursuant hereto, or (z) any Certificate Prepayment Amount or any Certificate Prepayment Premium, unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Guaranteed Distributions do not include, nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Holder by any governmental authority due in connection with the payment of any Guaranteed Distribution to a Holder. Guaranteed Distributions do not include, nor shall coverage be provided under the Policy in respect of, any payments with respect to the Class GP Certificates.

     "OWNER TRUSTEE" means Mellon Bank (DE), National Association, as owner trustee for the Certificateholders under the Trust Agreement, and any successor in such capacity.

     "POLICY" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

     "RECEIPT" and "RECEIVED" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Owner Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so notify the Owner Trustee and the Owner Trustee may submit an amended notice.

     "TERM OF THIS POLICY" means the period from and including the Closing Date to and including the latest of the date on which (i) the Certificate Balance has been reduced to zero and all Certificateholders' Interest Distributable Amounts have been paid on the Certificates, (ii) any period during which any payment on the Certificates could have been voided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to voidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) a final and nonappealable order in resolution of each such proceeding has been entered.

     2. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF GUARANTEED DISTRIBUTIONS. Following Receipt by Financial Security of a notice and certificate from the Owner Trustee in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Guaranteed Distributions out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice and certificate and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Guaranteed Distributions will be disbursed by wire transfer of immediately available funds to the Owner Trustee.

          Financial Security shall be entitled to pay an amount hereunder in respect of Guaranteed Distributions whether or not any notice and certificate shall have been Received by Financial Security as provided above. Financial Security's obligations hereunder in respect of Guaranteed Distributions shall be discharged to the extent funds are disbursed by Financial Security to the Owner Trustee as provided herein, whether or not such funds are properly applied by the Owner Trustee.

     3. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF GUARANTEED DISTRIBUTIONS AVOIDED AS PREFERENCE PAYMENTS. If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Owner Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return a Certificateholders' Interest Distributable Amount or Certificateholders' Principal Distributable Amount distributed with respect to the Certificates during the Term of this Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"),
(B) a certificate of the Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Financial Security and provided to the Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Owner Trustee of the items referred to in clauses (A), (B) and
(C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Owner Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Owner Trustee or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Owner Trustee for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to
Section 5.4 of the Sale and Servicing Agreement.

     4. GOVERNING LAW. This Policy shall be governed by, and shall be construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     5. FISCAL AGENT. At any time during the Term of this Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Owner Trustee at the notice address specified in the Sale and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Owner Trustee, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments when due under this Policy. Financial Security covenants and agrees that any appointment of a Fiscal Agent or change in a previously appointed Fiscal Agent will not become effective during the period specified in paragraph 2 hereof preceding a Distribution Date.

     6. WAIVER OF DEFENSES. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

     7. NOTICES. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

               Financial Security Assurance Inc.
               350 Park Avenue
               New York, New York 10022
               Attention:  Senior Vice President - Surveillance
               Telecopy No.:  (212) 339-3518
               Confirmation:  (212) 826-0100

     Financial Security may specify a different address or addresses by writing mailed or delivered to the Owner Trustee, except during the period specified in paragraph 2 hereof preceding a Distribution Date.

     8. PRIORITIES. In the event that any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

     9. EXCLUSIONS FROM INSURANCE GUARANTY FUNDS. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event that Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

     10. SURRENDER OF POLICY. The Owner Trustee shall surrender this Policy to Financial Security for cancellation upon expiration of the Term of this Policy.

     IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.

                              FINANCIAL SECURITY ASSURANCE INC.


                              By     /s/ Roger K. Taylor
                                ---------------------------------
                                        Authorized Officer

                                    EXHIBIT A

                              CERTIFICATE OF CLAIM


                          (Letterhead of Owner Trustee)


                                               Dated:

Financial Security Assurance Inc.
350 Park Avenue
New York, NY  10022
Attention:  Senior Vice President

     Re:  OLYMPIC AUTOMOBILE RECEIVABLES TRUST, 1996-C

     The undersigned, a duly authorized officer of Mellon Bank (DE), National Association (the "Owner Trustee"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Financial Guaranty Insurance Policy No. 50503B-N dated September 12, 1996 (the "Policy") issued by Financial Security in respect of the $64,597,000 6.85% Automobile Receivables-Backed Certificates, Class A of the above-referenced trust (the "Certificates") that:

          (i) The Owner Trustee is the Owner Trustee under the Trust Agreement for the Holders.

         (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Certificate Distribution Account and available for distribution to the Holders pursuant to the Trust Agreement will be $_________ (the "Shortfall") less than the Guaranteed Distributions with respect to [DISTRIBUTION DATE].

        (iii) The Owner Trustee is making a claim under the Policy for the Shortfall to be applied to distributions of principal or interest or both with respect to the Certificates.

         (iv) The Owner Trustee agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Guaranteed Distributions on the Certificates when due; (b) not apply such funds for any other purpose;
     (c) not commingle such funds with other funds held by the Owner Trustee and
     (d) maintain an accurate record of such payments with respect to each Certificate and the corresponding claim on the Policy and proceeds thereof and, if the Certificate is required to be surrendered or presented for such payment, shall stamp on each such Certificate the legend $"[insert applicable amount] paid by Financial Security and the balance hereof has been cancelled and reissued" and then shall deliver such Certificate to Financial Security.

          (v) The Owner Trustee, on behalf of the Holders, hereby assigns to Financial Security the rights of the Holders with respect to the Certificates to the extent of any payments under the Policy, including, without limitation, any amounts due to the Holders in respect of securities law violations arising from the offer and sale of the Certificates. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. Payments to Financial Security in respect of the foregoing assignment shall in all cases be subject to and subordinate to the rights of the Holders to receive all Guaranteed Distributions in respect of the Certificates. The Owner Trustee shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

         (vi) The Owner Trustee, on its behalf and on behalf of the Holders, hereby appoints Financial Security as agent and attorney-in-fact for the Owner Trustee and each such Holder in any legal proceeding with respect to
     the Certificates.    The Owner Trustee hereby agrees that Financial
     Security may at any time during the continuation of any proceeding by or against any debtor with respect to which a preference claim (as defined below) or other claim with respect to the Certificates is being asserted under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Certificates (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of Financial Security but subject to reimbursement as provided in the Insurance Agreement and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Owner Trustee hereby agrees that Financial Security shall be subrogated to, and the Owner Trustee on its behalf and on behalf of each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Owner Trustee and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

        (vii) Payment should be made by wire transfer directed to [SPECIFY ACCOUNT].

     Unless the context otherwise requires, any capitalized terms used in this Certificate of Claim shall have the meaning assigned thereto in the Policy, including in the Endorsement thereto.

     IN WITNESS WHEREOF, the Owner Trustee has executed and delivered this Certificate of Claim as of the ____ day of _____________, ____.



                              MELLON BANK (DE), NATIONAL
                                ASSOCIATION,
                                not in its individual capacity
                                but solely as Owner Trustee


                              By:
                                 --------------------------------
                                        Name:
                                        Title:







- ------------------------------

For Financial Security Assurance Inc. or Fiscal Agent use only.


Wire transfer sent on ____________ by ___________________________

Confirmation Number _____________________.


                                       A-3